UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMIS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMIS HOLDINGS, INC.

2300 Buckskin Road
Pocatello, Idaho 83201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2004

To our Stockholders:

      The Annual Meeting of Stockholders of AMIS Holdings, Inc. will be held at the Hotel Monaco, 15 West 200 South, Salt Lake City, Utah 84101, on June 10, 2004 at 2:00 p.m. local time. At the meeting, stockholders will consider and vote on the following matters:

1. The election of nine members to our board of directors to serve as directors, each for a term of one year.

2. The ratification of the appointment by our directors of Ernst & Young LLP as independent auditors.

3. Any other business that may properly come before the meeting.

      All stockholders are invited to attend the meeting. Only stockholders of record at the close of business on April 19, 2004 are entitled to notice of and to vote at the meeting. Your vote is important regardless of the number of shares you own. Whether you expect to attend the meeting or not, please complete, sign, date, and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. You can also authorize the voting of your shares over the Internet or by telephone as described in the instructions set forth on the proxy card. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

By order of the board of directors,

/s/ DARLENE E. GERRY
DARLENE E. GERRY
Secretary

Pocatello, Idaho

April 28, 2004

          WE URGE STOCKHOLDERS TO MARK, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD OR TO VOTE OVER THE INTERNET OR BY TELEPHONE.

AMIS Holdings, Inc.

2300 Buckskin Road
Pocatello, Idaho 83201

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

June 10, 2004

       This Proxy Statement contains information about the Annual Meeting of Stockholders of AMIS Holdings, Inc. The meeting will be held on Thursday, June 10, 2004, beginning at 2:00 p.m. local time, at the Hotel Monaco, 15 West 200 South, Salt Lake City, Utah 84101.

      This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of AMIS Holdings, Inc. (the “Company” or “AMIS”) for use at the Annual Meeting and at any adjournment of that meeting. All valid proxies properly executed and received by us prior to or at the meeting will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted FOR the election of each of the named nominees for director, FOR ratification of the appointment of Ernst & Young LLP as independent auditors and, with respect to any other matter that may come before the Annual Meeting, as recommended by the board of directors or otherwise in the proxy holder’s discretion. A stockholder may revoke a proxy by signing another proxy with a later date, giving our secretary a signed written notice before or at the meeting, or voting in person at the meeting.

      A copy of our annual report for the fiscal year ended December 31, 2003 is being furnished without charge to stockholders with the mailing of these proxy materials. We intend to mail these proxy materials on or about May 10, 2004.

      We will bear the costs of solicitation of proxies. In addition to this solicitation by mail, some of our directors, officers and regular employees may solicit proxies in person, by telephone, by facsimile, or by email. We will not pay our directors, officers or employees who solicit proxies any additional compensation for their solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of shares of common stock held in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING INFORMATION

Record Date

      You may vote all shares of stock that you owned as of April 19, 2004, which is the record date for the Annual Meeting. On April 19, 2004, 82,330,430 shares of our common stock were outstanding.

      Each share of our common stock that you owned on the record date entitles you to one vote on each matter properly brought before the meeting.

      Your vote is important. Please take a moment to read the instructions below and choose the easiest and most convenient way to cast your vote as soon as possible.

How to Vote

      We encourage you to vote promptly. You may vote in one of the following ways:

      Voting by mail. You may vote by completing and signing the enclosed proxy card and mailing it to us in the enclosed postage-prepaid envelope.

      Voting by Internet. If you have Internet access, you can authorize the voting of your shares from any location in the world by following the “Vote-by-Internet” instructions on the enclosed proxy card.

      Voting by telephone. You may authorize the voting of your shares by following the “Vote-by-Telephone” instructions on the enclosed proxy card.

      At the Annual Meeting. If you attend the meeting, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the meeting.

      Even if you mail in your proxy card or authorize the voting of your shares over the Internet or by telephone, you can still change your vote and revoke your proxy at any time before the polls close at the meeting. You can do this by taking any one of the following actions:

•	signing another proxy with a later date;

•	giving our secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

      Your attendance at the meeting alone will not revoke your proxy. If you hold your shares in “street name,” as described below, your proxy can be revoked only by your bank, broker or other nominee holder.

Voting Shares Held in Street Name

      If the shares you own are held in “street name” by a bank, brokerage firm or other nominee holder, your bank, brokerage firm or other nominee holder is the record holder of your shares but is required to vote your shares according to your instructions. In order to vote your shares, you must follow the directions your bank, brokerage firm or other nominee holder gives you.

      If your shares are held in street name and you want to attend the meeting, you will need showing that you are the beneficial owner of the shares as of the record date. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from your bank or brokerage firm, who is the holder of record.

Quorum

      A quorum must be present for business to be conducted at the Annual Meeting. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, or at least 41,165,216 shares.

      All shares of common stock represented in person or by proxy at the Annual Meeting will be counted for the purpose of determining whether a quorum exists, including abstentions, votes withheld and “broker non-votes.” “Broker non-votes” occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary power to vote on that matter. We believe that banks, brokers and other nominee holders will have discretion to vote on the proposals presented at the Annual Meeting.

      If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Votes Required for Proposals

      Election of directors. Directors are elected by a plurality vote. The nine director nominees receiving the highest number of votes cast will be elected, regardless of whether that number represents a majority of the votes cast.

      Ratification of appointment of auditors. The affirmative vote of a majority of the total number of votes cast is required to approve the ratification of the appointment of Ernst & Young LLP as independent auditors.

      Other matters. Generally, the affirmative vote of a majority of the total number of votes cast would be required to approve any other matters properly brought before the meeting.

How Votes Will be Counted

      Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or through Internet or telephonic authorization, or on a ballot voted in person at the Annual Meeting. While no definitive statutory or case law authority exists in

Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining the percentage of votes cast with respect to a proposal. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Votes withheld will not be counted for the purpose of determining the outcome of any of the proposals.

      Broker non-votes are not counted for purposes of determining the percentage of votes cast with respect to a proposal and, accordingly, have no effect on the voting of a matter that requires the affirmative vote of the votes cast.

      The votes will be counted, tabulated and certified by our transfer agent and registrar, Wells Fargo Shareowner Services. A representative of Wells Fargo Shareowner Services will serve as the inspector of elections at the meeting.

Voting Results

      We expect to report the voting results in our Quarterly Report on Form l0-Q for the period ending June 26, 2004, which we expect to file with the Securities and Exchange Commission in July 2004.

Deadline for Submitting Stockholder Proposals for the 2005 Annual Meeting

      If you wish to submit a proposal for inclusion in the proxy statement for the 2005 Annual Meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal at our principal corporate offices in Pocatello, Idaho as set forth below no later than December 27, 2004. If you wish to submit a proposal for consideration at the 2005 annual meeting of stockholders but do not wish to have it included in the proxy materials, you must give us notice at the address below and we must receive your notice no later than March 12, 2005.

      Proposals should be sent to: Secretary, AMIS Holdings, Inc., 2300 Buckskin Road, Pocatello, ID 83201.

Multiple Stockholders Sharing the Same Address

      In the event that two or more stockholders share an address, in accordance with Securities Exchange Act Rule 14a-3(e)(1), we will deliver only one Proxy Statement and one Annual Report to the stockholders at that address. We will provide separate copies to you if you contact us at the following address or telephone number: Investor Relations, AMIS Holdings, Inc., 2300 Buckskin Road, Pocatello, ID 83201, telephone: (208) 234-6732. If you want to receive separate copies of the Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains information regarding the beneficial ownership of our common stock as of March 27, 2004 by (i) each person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to beneficially own more than 5% of any class of our stock; (ii) each of the named executive officers, each of our directors and each director nominee; and (iii) all of our executive officers and directors as a group.

      Beneficial ownership is calculated based on SEC requirements. All equity securities subject to options and warrants currently exercisable within 60 days after March 27, 2004, are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole voting and dispositive power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is c/o AMIS Holdings, Inc., 2300 Buckskin Road, Pocatello, Idaho 83201.

	Shares Beneficially Owned

	Percent(1)	Number

Greater than 5% Stockholders:
Francisco Partners(2)	24.90%	20,496,580
c/o Francisco Partners, L.P.
2882 Sand Hill Road, Suite 280
Menlo Park, CA 94025
CVC(3)	24.71%	20,340,299
c/o Citigroup Venture Capital Equity Partners
399 Park Avenue, 14th Floor
New York, NY 10022
Nippon Mining(4)	14.57%	12,662,874
c/o Nippon Mining Holdings, Inc.
10-1 Toranomon 2-Chome
Minato-ku
Tokyo 105-8407 Japan
T. Rowe Price Associates, Inc.(5)	7.19%	5,915,600
100 East Pratt Street
Baltimore, MD 21202
Credit Suisse First Boston(6)	*	440,871
Uetlibergstrasse 231
P.O. Box 900
CH-8070 Zurich
Switzerland
Thomas E. Epley(7)	*	291,325
Named Executive Officers and Directors:
Christine King(8)	1.04%	863,793
Walter Mattheus(9)	*	45,833
Brent Jensen(10)	*	142,012
Jon Stoner(11)	*	115,833
Charlie Lesko(12)	*	29,167
David Stanton(2)	24.90%	20,496,580
Dipanjan Deb(2)	24.90%	20,496,580
Paul C. Schorr, IV(3)	24.71%	20,340,299
James A. Urry(3)	24.71%	20,340,299
Tomohiro Shibata(4)	14.57%	12,662,874
Colin L. Slade	*	—
David M. Rickey	*	26,667
Gregory L. Williams(13)	*	26,666
All executive officers and directors as a group (13 persons)	62.14%	54,749,724

*	Indicates less than 1% ownership.

(1)	Percentage of ownership is based on 82,300,651 shares of common stock outstanding as of March 27, 2004.

(2)	Shares are owned beneficially and of record by FP-McCartney, L.L.C. (“FP-McCartney”). Based on a Schedule 13G jointly filed on February 17, 2004 by FP-McCartney, Francisco Partners, L.P. (“Francisco Partners”) and Francisco Partners GP, LLC (“Francisco GP”), Francisco Partners is the

managing member of FP-McCartney and Francisco GP is the general partner of Francisco Partners. The Schedule 13G identifies FP-McCartney, Citigroup, Inc., Merchant Capital, Nippon Mining Holding, Inc. and Thomas E. Epley as members of a group.

Messrs. Deb and Stanton, members of management of Francisco Partners, disclaim beneficial ownership of the shares beneficially owned by Francisco Partners and its affiliates.

(3)	Based on an amended Schedule 13G jointly filed on March 4, 2004, shares are beneficially owned by Citigroup Venture Capital Equity Partners, L.P. (“Equity Partners”), CVC Partners, LLC (“CVC Partners”), Citigroup Venture Capital GP Holdings, Ltd. (“CVC GP Holdings”), Court Square Capital Limited (“Court Square”), Citicorp Banking Corporation (“CBC”), Citicorp, Citigroup Holdings Company (“Citigroup Holdings”) and Citigroup Inc. (“Citigroup”) and all shares are subject to shared voting power and dispositive power among the reporting persons.

The Schedule 13G also indicates the following: CVC Partners holds a general partnership interest in Equity Partners; CVC GP Holdings has a membership interest in CVC Partners; Court Square is the sole shareholder of CVC GP Holdings; CBC is the sole shareholder of Court Square; Citicorp is the sole shareholder of CBC; Citigroup Holdings is the sole shareholder of Citicorp; and Citigroup is the sole shareholder of Citigroup Holdings.

As to Citigroup, the Schedule 13G indicates that the number of shares beneficially owned is 20,346,974 (including the shares held by the other reporting persons), which represents 24.72% of our outstanding shares of common stock as of the date of the table. The Schedule 13G indicates that the address for each reporting person is the address indicated in the table, except that CBC’s address is One Penn’s Way, New Castle, DE 19720 and Citigroup Holdings’ address is One Rodney Square, Wilmington, DE 19899.

According to our records, 19,961,582 shares are owned of record by Equity Partners, 200,274 shares are owned of record by CVC/ SSB Employee Fund, L.P. (“Employee Fund”) and 178,443 shares are owned of record by CVC Executive Fund LLC (“Executive Fund”). To our knowledge, the shares owned by each of these entities are included in the shares listed in the table.

Messrs. Schorr and Urry, members of management of Equity Partners, Employee Fund and Executive Fund, disclaim beneficial ownership of the shares beneficially owned by these entities and their affiliates.

(4)	A Schedule 13G filed on February 17, 2004 by Nippon Mining Holdings, Inc. (“Nippon Mining”), as successor by merger to Japan Energy Electronics Materials, Inc., identifies FP-McCartney, L.L.C., Citigroup, Inc., Merchant Capital, Nippon Mining and Thomas E. Epley as members of a group. The Schedule 13G indicates that Nippon Mining beneficially owns 8,059,842 shares of our common stock. Nippon Mining also holds an immediately exercisable warrant to purchase 4,603,032 shares of our common stock and the shares listed in the table include the shares subject to the warrant.

Mr. Shibata, a manager at Nippon Mining, disclaims beneficial ownership of the shares beneficially owned by Nippon Mining.

(5)	Information is based solely on a Schedule 13G filed on February 9, 2004 by T. Rowe Price Associates, Inc. According to the Schedule 13G, T. Rowe Price has sole voting power with respect to 1,099,300 shares and has sole dispositive power with respect to all shares listed in the table.

(6)	Information is based on a Schedule 13G filed on March 9, 2004 by Credit Suisse First Boston, a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Credit Suisse First Boston business unit but excluding the asset management business principally conducted under the brand name Credit Suisse Asset Management. According to the Schedule 13G, Credit Suisse First Boston, together withother parties may be deemed to be a group with respect to securities of AMIS Holdings, Inc. as a result of Merchant Capital, Inc. (“Merchant”), an indirect wholly owned subsidiary of Credit Suisse First Boston, and the other parties being signatories to the First Amended and Restated Shareholders Agreement dated as of September 26, 2003.

According to our records, Merchant holds an immediately exercisable warrant to purchase 71,703 shares. To our knowledge, the shares subject to this warrant are included in the shares listed in the table.

(7)	A Schedule 13G filed on February 17, 2004 by Mr. Epley identifies FP-McCartney, L.L.C., Citigroup, Inc., Merchant Capital, Nippon Mining Holding, Inc. and Mr. Epley as members of a group.

(8)	Includes 863,793 shares subject to options that are exercisable within 60 days of March 27, 2004.

(9)	Includes 45,833 shares subject to options that are exercisable within 60 days of March 27, 2004.

(10)	Includes 142,012 shares subject to options that are exercisable within 60 days of March 27, 2004.

(11)	Includes 89,166 shares subject to options that are exercisable within 60 days of March 27, 2004.

(12)	Includes 29,167 shares subject to options that are exercisable within 60 days of March 27, 2004.

(13)	Includes 26,666 shares subject to options that are exercisable within 60 days of March 27, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Each of CVC and Mr. Slade was late in filing a report on Form 3. Credit Suisse First Boston, a member of a group beneficially owning, in the aggregate, more than ten percent of our voting common stock, was late in filing a report on Form 3 and a number of reports on Form 4 for 59 transactions that occurred between September 23, 2003 and February 11, 2004. Such forms have since been filed.

PROPOSAL 1 — ELECTION OF DIRECTORS

      Unless instructed otherwise in a particular proxy card, the proxy holders will vote all proxies received by them for the nine nominees listed below. Each of the nominees has indicated his or her willingness to serve if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the board of directors. The term of each person elected as a director will continue until the next annual meeting of stockholders or until that person’s successor has been elected.

Nominees:

      The board of directors recommends a vote FOR the nominees listed below (ages as of March 27, 2004):

		Director
Name	Age	Since

Dipanjan Deb	34	2000
Christine King	54	2001
S. Atiq Raza	54	2004
David M. Rickey	48	2001
Paul C. Schorr, IV	36	2000
Colin L. Slade	49	2003
David Stanton	41	2000
James A. Urry	50	2000
Gregory L. Williams	50	2002

      Dipanjan Deb. Mr. Deb has been a director since December 2000. Mr. Deb is a founder of Francisco Partners, a private equity firm, and has been a partner since its formation in August 1999. Prior to joining Francisco Partners, Mr. Deb was a principal with Texas Pacific Group, a private equity firm, from 1998 to 1999. Mr. Deb is also on the boards of Conexant Systems, Inc., Legerity, Inc., Ultra Clean Technology Systems & Services, Inc., and NPTest Holding Corporation, and SMART Modular Technologies, Inc. Mr. Deb is a designee of Francisco Partners.

      Christine King. Ms. King has been president, chief executive officer and a director since September 2001. From September 2000 to September 2001, Mr. King was a vice president of Semiconductor Products for IBM Microelectronics. From September 1998 to September 2000, Ms. King was vice president of the Networking Technology Business Unit for IBM. Ms. King serves on the board of Analog Devices, Inc., a semiconductor company.

      S. Atiq Raza. Mr. Raza has been a director since April 2004. Mr. Raza is chairman of the board and chief executive officer of Raza Microelectronics, Inc., a company that designs microprocessors, which he founded in January 2003. In October 1999, Mr. Raza founded Foundries Holdings, Inc., a company that built and operated broadband networking and communications companies. Mr. Raza was the president and chief operating officer of Advanced Micro Devices, a semiconductor company, from January 1996 to March 1999.

      David M. Rickey. Mr. Rickey has been a director since May 2001. Mr. Rickey has served as chief executive officer of AMCC, a fabless semiconductor company, since 1996 and is currently a director and chairman of the board. Mr. Rickey serves on the board of MacroPore Biosugery, Inc., a medical products company.

      Paul C. Schorr, IV. Mr. Schorr has been a director since December 2000. Mr. Schorr has been employed by Citigroup Venture Capital Equity Partners, a private equity firm, since 1996, where he was a vice president until being named a managing director in January 2000 and a managing partner in December 2000. He serves on the board of directors of WorldSpan L.P., Fairchild Semiconductor International, Inc. and ChipPAC, Inc. Mr. Schorr is a designee of Citigroup Venture Capital Equity Partners.

      Colin L. Slade. Mr. Slade has served on the board of directors since December 2003. Mr. Slade has served as chief financial officer for Tektronix, Inc., an electronics equipment company, since January 2000 and has been a senior vice president there since September 2001. Mr. Slade joined Tektronix, Inc. in June 1987. Mr. Slade is a Certified Public Accountant (CPA) and holds a B.S. degree in accounting and quantitative methods from the University of Oregon. Mr. Slade is a designee of Francisco Partners.

      David Stanton. Mr. Stanton has been a director since December 2000. Mr. Stanton is a founder of Francisco Partners, a private equity firm, and has been its managing partner since its formation in August 1999. Prior to founding Francisco Partners, Mr. Stanton led the technology investing activities of Texas Pacific Group, a private equity fund, from 1994 until August 1999. Mr. Stanton serves as the chairman of the board of directors of GXS Corporation. He has been a member of the board of directors of Global Exchange Services since September 2002. Mr. Stanton is a designee of Francisco Partners.

      James A. Urry. Mr. Urry has been a director since December 2000. Mr. Urry is a Partner at Citigroup Venture Capital Equity Partners, a private equity firm, where he has been employed since 1989. Mr. Urry is also a director of Airxcel, Inc., Intersil Corporation and York International Corporation. Mr. Urry is a designee of Citigroup Venture Capital Equity Partners.

      Gregory L. Williams. Mr. Williams has been a director since November 2002. Mr. Williams is executive chairman and a director of Intersil Corporation, an analog semiconductor company, where he served as president and chief executive officer from August 1999 to May 2002. From October 1998 to August 1999, Mr. Williams was president and general manager of the semiconductor business of Harris Corporation. Mr. Williams is a director and former chairman of the Semiconductor Industry Association. Mr. Williams is a designee of Citigroup Venture Capital Equity Partners.

      Ms. King is the only director who is also an employee of the Company. She does not participate in any meeting at which her compensation is evaluated or approved. All members of all committees are non-employee directors.

      There are no family relationships among any of our directors and executive officers.

      The board of directors unanimously recommends voting “FOR” the nominees to the board listed above.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee and the board of directors have appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004. Although ratification of the appointment of our independent auditors by stockholders is not required by law, the board has determined that it is desirable to request approval of this appointment by the stockholders. Notwithstanding the appointment, the board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the board believes that such a change would be in the best interests of the Company and our stockholders. In the event of a negative vote on ratification, the board will reconsider its appointment.

      Representatives of Ernst & Young LLP will be present at the annual meeting. They will have the opportunity to make a statement and will be available to respond to questions.

      The board of directors recommends that you vote FOR the ratification of the appointment by our directors of Ernst & Young LLP as our independent auditors for the 2004 fiscal year.

CORPORATE GOVERNANCE

      We operate our business according to high standards of ethical conduct, integrity and accountability. We have implemented governance policies and practices, which we believe meet or exceed the standards defined in the applicable laws and regulations, including the rules adopted by the Securities and Exchange Commission and the NASDAQ Stock Market.

Shareholders’ Agreement

      We and certain of our stockholders, including Francisco Partners, CVC and Nippon Mining, are parties to an amended and restated shareholders’ agreement which covers matters of corporate governance, among other things. The shareholders’ agreement provides that our board of directors will consist of nine members, including three designees of Francisco Partners (one of whom shall be independent), three designees of CVC (one of whom shall be independent), one designee of Nippon Mining (which right to designate Nippon Mining has waived for a one-year period), our chief executive officer, and one independent director chosen by Francisco Partners, CVC and our chief executive officer voting as a group. The rights of designation with respect to each of Francisco Partners and CVC will be reduced to one director when its beneficial ownership falls below 10 percent of the beneficial ownership of all stockholders party to the agreement and will expire when its beneficial ownership falls below five percent of the beneficial ownership of all stockholders party to the agreement. Nippon Mining’s rights of designation will expire when its beneficial ownership falls below 50 percent of its initial ownership of common shares. In addition, Francisco Partners and CVC together have the right to place their board designees on committees created by the board such that together these designees constitute a majority of each committee.

      The board of directors may not take certain significant actions without the approval of the board designees of each of Francisco Partners and CVC. These actions include: mergers, acquisitions or sales of assets; the declaration of dividends or other distributions; any liquidation, dissolution or bankruptcy; any incurrence or refinancing of indebtedness in excess of $10.0 million; issuances of securities; appointment, dismissal and compensation and benefits for our chief executive officer and chief financial officer; approval of our business plan, budget and strategy; amendments to the shareholders’ agreement and our certificate of incorporation and bylaws; and any increase or decrease in the number of directors that comprise the board of directors.

Code of Ethics

      We have adopted a worldwide Code of Ethics which is designed to help directors and employees resolve ethical issues in an increasingly complex global business environment. The Code of Ethics applies to all directors and employees, including the chief executive officer, the chief financial officer, the corporate controller, and any other employee with any responsibility for the preparation and filing of documents with the SEC. No waivers of our Code of Ethics have been disclosed on our website or on reports on Form 8-K. A copy of the Code of Ethics is available on our website at www.amis.com.

Determination of Independence

      In determining the independence of our directors, the board of directors applies the criteria required by applicable SEC laws and NASD Rule 4200(a)(15) in determining the independence of our directors. Our board has determined that Mr. Rickey, Mr. Slade, Mr. Williams, and Mr. Raza are “independent” within the meaning of the applicable laws and regulations.

Communicating with the Board of Directors

      Any security holder wishing to communicate with the board of directors may send a letter to the board of directors to the following address: AMIS Holdings, Inc. Board of Directors, Attn: Secretary, 2300 Buckskin Road, Pocatello, ID 83201.

      The secretary shall forward any and all correspondence so received to all members of the board of directors, provided that if the correspondence indicates that the security holder wishes to communicate with only one or more specified directors, the secretary shall forward the correspondence to the specified director(s). Unsolicited advertisements or promotional material may not be forwarded, in the discretion of the secretary.

Annual Meeting Attendance

      The board of directors has adopted a policy that all members should attend each annual meeting of stockholders where practicable.

Directors’ Compensation

      Directors who are also our employees or employees of CVC, Francisco Partners, or Nippon Mining, do not receive compensation for service on our board of directors.

      Mr. Rickey, Mr. Slade, Mr. Williams, and Mr. Raza are the only directors who receive compensation for their services as directors. Each receives an annual retainer of $32,000 plus $8,000 for each committee chair held. In addition, Mr. Williams receives $5,000 per day for time spent consulting with us on our business at the request of our chief executive officer or our board of directors. In 2003, we paid Mr. Williams $21,250 for these consulting services.

      Each of Mr. Rickey, Mr. Slade, Mr. Williams, and Mr. Raza were also granted an option to purchase shares of our common stock upon joining the board as follows:

Number of Shares

Mr. Rickey	26,667
Mr. Slade	25,000
Mr. Williams	26,666
Mr. Raza	25,000

      Options granted to Mr. Rickey and Mr. Williams vested in full in November 2003. Mr. Rickey was granted the right to exercise his options before vesting and acted on that right. Options granted to Mr. Slade and Mr. Raza will vest as follows: 25 percent of the shares vest on the first anniversary of the grant date and the balance vests ratably over the next three years. All options were granted with exercise prices that reflected the board of directors’ good faith determination of the fair market value of our common stock on the date of the grant.

Board of Directors Meetings and Committees

      The board of directors met eight times in fiscal 2003. Only Mr. Stanton attended fewer than 75 percent of the board meetings held during 2003.

      The board of directors has standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the board of directors. You can access our current committee charters, Corporate Governance Guidelines and Code of Ethics in the “Investor Relations — Corporate Governance” section of www.amis.com or by writing to: Investor Relations Manager, AMIS Holdings, Inc., 2300 Buckskin Road, Pocatello, ID 83201.

      The Audit Committee charter is attached to this Proxy Statement as Exhibit 1.

      Audit Committee. The Audit Committee’s primary functions are to:

•	oversee integrity of company’s financial statements;

•	review independent auditor qualifications, independence and performance;

•	review performance of internal audit function; and

•	assure compliance with legal and regulatory requirements.

      The Audit Committee has exclusive authority to retain or terminate our independent auditors (subject to stockholder ratification) and to approve all engagement fees and terms, including permitted non-audit engagements, with our independent auditors.

      For the 2003 audit cycle, including the Audit Committee report included in this Proxy Statement, the members of the Audit Committee were Mr. Slade, Mr. Rickey and Mr. Deb. The current members of our Audit Committee are Mr. Slade, Mr. Rickey and Mr. Raza. Mr. Slade is the chairman of the Audit Committee. The board of directors has determined that Mr. Slade qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The board has also determined that Mr. Slade, Mr. Rickey and Mr. Raza are independent directors under the applicable rules of the NASDAQ Stock Market, Securities and Exchange Commission rules and our corporate governance principles. Mr. Rickey and Mr. Raza are each financially literate within the meaning of the applicable rules. None of the members of the committee serve on the audit committee of any other public company. The Audit Committee met eight times during 2003.

      Ernst & Young LLP, our independent auditors, report directly to the Audit Committee. In addition, our internal audit function reports its status and findings directly to the Audit Committee.

      The Audit Committee works closely with management as well as our independent auditors in fulfilling its responsibilities for general oversight of the integrity of our financial statements. Among other things, the Audit Committee is responsible to engage, appoint, evaluate, replace, and determine the compensation of the independent auditors.

      Compensation Committee. For 2003, including the Compensation Committee report included in this Proxy Statement, the members of the Compensation Committee were Mr. Urry, Mr. Deb and Mr. Rickey. The current members of the Compensation Committee are Mr. Urry, Mr. Deb and Mr. Williams. The board of directors has determined that Mr. Williams is independent under the applicable rules of the NASDAQ Stock Market, Securities and Exchange Commission rules and our corporate governance principles; Mr. Urry and Mr. Deb are not independent, as permitted by the NASDAQ Stock Market’s rules applicable to “controlled companies.” The Compensation Committee held three meetings during fiscal 2003. The responsibilities of our Compensation Committee and its activities during fiscal 2003 are described in the Report of the Compensation Committee contained in this Proxy Statement.

      Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee are our employees. During fiscal year 2003, no member of our Compensation Committee (1) served as a member of the compensation committee of another entity which had an executive officer serving on our Compensation Committee, (2) served as a director of another entity which had an executive officer serving on our Compensation Committee, or (3) served as a member of the compensation committee of another entity which had an executive officer serving as a director of our Company.

      Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Mr. Williams, Mr. Schorr and Mr. Deb. Our board has determined that Mr. Williams is independent under the applicable rules of the NASDAQ Stock Market, Securities and Exchange Commission rules and our corporate governance principles; Mr. Schorr and Mr. Deb are not independent, as permitted by the NASDAQ Stock Market’s rules applicable to “controlled companies.” The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become directors, recommend persons to be nominated by the board of directors for election as directors at the annual meeting of stockholders, develop and recommend a set of corporate governance principles, and oversee the evaluation of the board of directors and management. The Nominating and Corporate Governance Committee did not meet during 2003.

      The Nominating and Corporate Governance Committee will consider candidates for nomination to the board of directors recommended by stockholders. To be considered, recommendations must be received by the committee, with a biographical summary, at the following address: AMIS Holdings, Inc., 2300 Buckskin Road, Pocatello, ID 83201, Attn: Secretary. All recommendations received will be retained for a period of six months after receipt.

      The Nominating and Corporate Governance Committee believes that appropriate candidates for the board of directors should possess an understanding of the semiconductor industry, a strong financial background, an understanding of the current corporate governance environment, and a dedication to excellence. In addition, other factors may be relevant depending on the need, size and composition of the board at a particular time, including the need to have a broad mixture of skills, experience and perspectives on the board. No single factor is determinative and the committee has not specified any minimum qualifications that the committee believes must be met by a particular nominee.

      The process used by the Nominating and Corporate Governance Committee to identify and evaluate nominees for director is as follows: candidates can be identified through various sources, including recommendations from other directors, officers, stockholders, industry experts, and third-party search firms. Detailed resumes may be evaluated by members of management, members of the committee, other members of the board, or a third-party search firm. Generally, a third-party search firm interviews multiple candidates. From this review, a small number of candidates is interviewed by members of management and by one or more members of the committee or other members of the board of directors. A nominee is then selected by the committee. The same process is followed regardless of who recommended the candidate.

      Of the current nominees for election to the board of directors, Mr. Deb, Mr. Stanton, Mr. Schorr, Mr. Urry, and Mr. Williams were identified by stockholders; Mr. Rickey was identified by a non-management director; Mr. Slade and Mr. Raza were identified by a third-party search firm.

      We paid a fee to Korn Ferry International, a third-party search firm, to identify and evaluate potential nominees. Korn Ferry International identified, interviewed, evaluated, and performed background checks on potential candidates.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

      The committee reviewed, with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with

Audit Committees). The Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent auditor the independent auditor’s independence.

      The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The committee and the board have also recommended, subject to stockholder ratification, the selection of the Company’s independent auditors.

Audit Committee,
Colin L. Slade, chairman
David M. Rickey
Dipanjan Deb

April 28, 2004

Independent Auditors Fees

      The following table presents the fees billed for services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2003 and December 31, 2002.

	2003	2002

Audit Fees(1)	$1,348,655	$570,172
Audit-Related Fees(2)	50,100	131,797
Tax Fees(3)	1,307,483	313,100
All Other Fees(4)	68,445	25,666

Total Fees	$2,774,683	$1,040,735

(1)	These fees are for professional services provided in connection with the audit of our annual financial statements, the reviews of our quarterly financial statements, assistance with and review of documents filed with the SEC and with the offering memorandum prepared in conjunction with our senior subordinated notes, comfort letters, consents, accounting and financial statement disclosure related consultations necessary to comply with generally accepted auditing standards, and international statutory audits.

(2)	These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “audit fees.” These services include audits of employee benefit plans and miscellaneous accounting and internal control related consultations.

(3)	These are fees for professional services related to U.S. and international tax filings and tax planning and advice.

(4)	These are fees for other services that do not meet the above category descriptions. In fiscal year 2003 these services included services related to an import/ customs compliance self-assessment and employee stock option workshops. In fiscal year 2002, these services included consulting services relating to the construction and leasing of an engineering center in Pocatello, Idaho.

      The Audit Committee reviews and approves in advance all audit, audit-related and permitted non-audit services performed by the independent auditors. All of the services provided by our independent auditors since June 2003, when we first became subject to the pre-approval rules under the Sarbanes-Oxley Act of 2002, were approved in advance by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders’ Agreement

      We are party to a shareholders’ agreement with Francisco Partners, CVC, Nippon Mining, each of which beneficially owns more than 5% of our outstanding common stock, and certain other stockholders. This agreement originated at the time Francisco Partners and CVC invested in our company and was amended and restated at the time of our initial public offering in 2003. The agreement covers matters of corporate governance, restrictions on transfer of our securities, tag-along rights, rights to compel a sale of securities, registration rights and information rights. For a description of the corporate governance provisions in this agreement, see “Corporate Governance” above.

Advisory Agreements

      We are party to advisory agreements with each of Francisco Partners and CVC pursuant to which each may provide financial advisory and consulting services to us. For 2003, expenses totaling $1.5 million were recorded related to these agreements. Each advisory agreement was amended at the time of our initial public offering in 2003 and annual advisory fees payable under these agreements ceased. We paid our advisors an aggregate one-time fee of $8.5 million at the time of the amendment for investment banking and financial advisory services. We may in the future engage the advisory services of Francisco Partners and CVC under these agreements but Francisco Partners and CVC are not required to provide such services and there are no future annual advisory fees contemplated by these agreements.

      Each advisory agreement has an initial term of ten years, subject to termination by Francisco Partners, CVC or us upon written notice 90 days prior to the expiration of the initial term or any extension thereof. Each advisory agreement includes customary indemnification provisions in favor of each of CVC and Francisco Partners.

Preferred Stock Redemption

      In January 2003 we used the $80.8 million of proceeds from an offering of senior subordinated notes to redeem our outstanding Series C Preferred Stock. In September 2003 we used $260.9 million of the net proceeds from our initial public offering to redeem our Series A Preferred Stock and options to purchase Series A Preferred Stock and $214.4 million to redeem our Series B Preferred Stock and options to purchase shares of Series B Preferred Stock. The following table shows the amounts received upon the redemption of our Series A, Series B and Series C Preferred Stock by each (i) director, (ii) executive officer,

(iii) stockholder owning (of record or beneficially) more than five percent of our common stock, including members of a group, and (iv) immediate family member of the foregoing persons (in millions):

Redemption
Amount

Francisco Partners	$222.2
CVC	222.2
Nippon Mining	92.0
Merchant Capital, Inc.	4.5
Thomas E. Epley	0.6
Jon Stoner	0.3
Brent Jensen	0.1

Total	$541.9

Loans to Officers

      Jon Stoner, one of our executive officers, issued a promissory note to us for a principal amount of $140,000 in September 2000 in connection with his early exercise of stock options. The note accrued interest at a rate of 7% per annum. In September 2003, the note was repaid in full. As of December 2003, no director, executive officer, family member of any such person, or corporation or organization associated with such person is indebted to us.

Other Transactions

      In 1999, Nippon Mining entered into an agreement with a major semiconductor manufacturer pursuant to which the semiconductor manufacturer provides certain technology and related technological assistance to us. We agreed to reimburse Nippon Mining for the amounts due under the agreement, which is denominated in yen, totaling approximately ¥ 1,000,000,000 (or $9.5 million) over a five-year period. As of December 31, 2003, the remaining obligation, which is scheduled to be paid in 2004, was approximately ¥ 100,000,000, or $0.9 million using an estimated exchange rate of approximately $0.00935/¥. The contra-liability as of December 31, 2003 was $1.1 million, representing one-half of the liability remaining and one-half of those items paid by us, but not yet invoiced to Nippon Mining’s subsidiary during 2003.

      Also, in conjunction with a recapitalization agreement entered into in December 2003, Nippon Mining’s subsidiary agreed to indemnify us for any property tax, foreign tax and sales and use tax obligations outstanding at December 21, 2000 (totaling approximately $6.3 million). As of December 31, 2003, we had remaining accruals of approximately $0.3 million in accrued expenses and a corresponding receivable of $1.7 million representing remaining accruals and those items paid by us, but not yet invoiced to Nippon Mining’s subsidiary, during 2003.

      In addition, we are a “primary responsible party” to an environmental remediation and cleanup at our former corporate headquarters in Santa Clara, California. Costs incurred include implementation of the clean-up plan, operations and maintenance of remediation systems, and other project management costs. Our estimate of the remaining cost to fulfill our obligations under the remediation effort, as determined in consultation with our environmental consultants and the governing regulatory agency, is $0.5 million. We have accrued $0.5 million as of December 31, 2003. Nippon Mining and its subsidiary agreed to indemnify us for any obligation relating to this environmental issue at the time of our recapitalization in 2000.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain information concerning the compensation earned during the years ended December 31, 2003, 2002 and 2001 by our chief executive officer and the four other most highly compensated officers, based on salary and bonus earned in 2003.

Summary Compensation Table

					Long-Term
					Compensation

					Number of
	Annual Compensation				Common
					Stock
				Other Annual	Options	All Other
	Salary	Bonus		Compensation	Granted	Compensation(1)

Christine King(2) President and Chief Executive Officer
2003	$415,433	$579,000		$—	232,933	$6,000
2002	400,047	450,000	(3)	—	232,932	5,500
2001	114,381	123,077		10,175	1,164,667	—
Walter Mattheus(4) Chief Operating Officer
2003	399,402	219,642		—	—	150,824	(5)
2002	167,678	52,375		—	100,000	—
2001	—	—		—	—	—
Brent Jensen(6) Senior Vice President and Chief Financial Officer
2003	214,229	105,000		—	—	6,000
2002	181,930	22,940		—	50,000	5,458
2001	180,522	—		—	106,666	25,092	(7)
Jon Stoner Senior Vice President and Chief Technology Officer
2003	193,536	110,437		—	—	5,806
2002	164,877	20,568		—	33,333	4,946
2001	149,720	—		—	86,666	3,981
Charlie Lesko(8) Senior Vice President, Sales and Marketing
2003	176,996	62,775		104,254 (9)	116,666	6,000
2002	—	—		—	—	—
2001	—	—		—	—	—

(1)	Includes amounts paid by us in matching 401(k) contributions.

(2)	Ms. King joined us in September 2001.

(3)	Includes an annual incentive bonus in 2002 of $272,420 pursuant to her employment agreement and a relocation bonus of $177,580 relating to her relocation to our headquarters in Pocatello, Idaho.

(4)	Mr. Mattheus joined us in June 2002.

(5)	Represents $150,824 paid as a retention bonus in connection with our acquisition of the mixed signal business of Alcatel Microelectronics in June 2002. One half of the bonus was paid in January 2003, after Mr. Mattheus had been employed by us for six months and one half was paid in June 2003, after he had been employed by us for one year.

(6)	Mr. Jensen resigned in February 2004.

(7)	Includes $20,292 paid as a retention bonus in connection with the recapitalization in December 2000.

(8)	Mr. Lesko joined us in May 2003.

(9)	Includes a sales incentive bonus of $31,001 and a relocation bonus of $73,253.

Option Grants During Year Ended December 31, 2003

      Options to purchase 682,065 shares of common stock were granted in 2003. The following table sets forth certain information for the year ended December 31, 2003 with respect to grants of stock options to each of our named executive officers. All options granted in 2003 were granted under our Amended and Restated 2000 Equity Incentive Plan. All of these options are for common stock and have a term of 10 years. All options granted to named executive officers vest according to the following schedule: 25 percent of the shares vest on the first anniversary of the grant date and the balance vests monthly over the next three years.

Individual Grants
Potential Realizable Value at
	Number of	Percentage	Exercise		Assumed Annual Rates of
	Common	of Total	Price Per		Stock Price Appreciation
	Stock	Options	Common		for Option Term(2)
	Options	Granted in	Stock	Expiration
Name	Granted	2003	Option(1)	Date	0%	5%	10%

Christine King	232,933	34.15%	$20.00	9/22/2013	$—	$2,929,806	$7,424,704
Walter Mattheus	—	—	—	—	—	—	—
Brent Jensen	—	—	—	—	—	—	—
Jon Stoner	—	—	—	—	—	—	—
Charlie Lesko	116,666	17.10%	0.78	5/12/2013	—	57,229	145,030

(1)	Exercise prices reflect our board of directors’ good faith determination of the fair market value of our common stock on the date of grant.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises in 2003 and Year-End Values

      The following table sets forth certain information regarding exercised stock options during the year ended December 31, 2003 and unexercised options held as of December 31, 2003 by each of the executive officers named in the Summary Compensation Table. The value realized is based on the reassessed fair market value of the underlying securities as of the date of exercise, minus the per share exercise price, multiplied by the number of shares underlying the option. The value of unexercised in-the-money options is based on an exercise price of $18.28 per share, the closing price on December 31, 2003.

			Number of Common Stock		Value of Unexercised
	Common		Options Unexercised		In-the-Money Options
	Stock		at Year-End		at Year-End
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Christine King	—	—	718,212	912,320	$12,568,710	$11,889,273	(1)
Walter Mattheus	—	—	37,500	62,500	656,250	1,093,750
Brent Jensen	—	—	128,123	55,207	2,248,680	966,244
Jon Stoner	—	—	79,166	40,832	1,385,405	714,560
Charlie Lesko	—	—	—	116,666	—	2,041,655

(1)	Excludes 232,933 options which have an exercise price of $20.00 and therefore are not in-the-money.

Shares Authorized for Issuance under Equity Compensation Plans

      The following table sets forth the total shares of our common stock that may be received by option holders upon the exercise of options outstanding as of December 31, 2003, the weighted average exercise price of those outstanding options and the number of shares of our common stock that are still available for future issuance under our equity compensation plans after considering the stock options currently outstanding. Our only equity compensation plans are Amended and Restated 2000 Equity Incentive Plan and our Amended and Restated Employee Stock Purchase Plan, which have been approved by our stockholders.

Number of Shares
Remaining Available
	Shares to be Issued	Weighted Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans

Equity Compensation Plans Approved by Stock Holders	4,865,119	$2.11	6,686,588 (1)
Equity Compensation Plans Not Approved by Stockholders	—	—	—

(1)	Consists of 4,377,761 shares available under our Amended and Restated 2000 Equity Incentive Plan and 2,308,827 shares available under our Amended and Restated Employee Stock Purchase Plan. The number of shares reserved for issuance under our Amended and Restated 2000 Equity Incentive Plan will increase each year beginning in 2005 through 2010 by an amount equal to the lesser of (i) 1,829,300 shares, (ii) 2.5 percent of our outstanding shares or (iii) an amount approved by the board of directors.

Employment Agreements

      Christine King joined us on September 10, 2001 as chief executive officer, president and as a member of the board of directors. We entered into an employment agreement with Ms. King in order to induce her to leave her position at IBM and join our company. The agreement was amended and restated in September 2003. Pursuant to her employment agreement, Ms. King initially was granted options to purchase 1,164,667 shares of common stock at the beginning of her employment and we agreed to grant her options to purchase 232,934 shares on or about each of the first three anniversaries of her start with exercise prices equal to the fair market value of the common stock on the applicable grant date. All options granted under the agreement become 25 percent vested on the first anniversary of the date of grant and 2.08 percent vested during each month thereafter. Her options become fully vested in the event of a change of control. The term of the employment agreement extends to December 31, 2005 with early termination or extension possible under certain circumstances. Upon termination of Ms. King’s employment by us without cause, Ms. King is entitled to full acceleration of all unvested options and a severance payment of one year’s base salary plus up to $4.2 million less any value realized on options held by Ms. King. We granted to Ms. King a security interest in

$4.2 million of cash less any value realized on options held by Ms. King to secure our duties and obligations associated with this employment agreement.

      Walter Mattheus joined us as chief operating officer in June 2002, following our acquisition of the mixed-signal business of Alcatel Microelectronics. Mr. Mattheus’ employment agreement provides for an annual salary of € 337,500 (or $381,375, assuming an exchange rate of € 1 to $1.13) with a target bonus opportunity equal to 50 percent of his annual salary. Mr. Mattheus received a retention bonus of $150,824 pursuant to this agreement. We also granted options to purchase 100,000 shares of our common stock to Mr. Mattheus under our 2000 Equity Incentive Plan. Mr. Mattheus’ employment agreement may be terminated by either us or Mr. Mattheus in accordance with Belgian law. In the event that we terminate the employment agreement, subject to certain exceptions, Mr. Mattheus will be entitled to (i) a payment equal to approximately three times his annual compensation, which includes for this purpose his base salary, additional amounts paid to Mr. Mattheus during the preceding 12 months and the value of certain benefits provided to Mr. Mattheus, and (ii) an additional payment equal to one-twelfth of the annual compensation described in the preceding clause (i) for each full year of employment. Mr. Mattheus participates in a defined benefit plan in Belgium which provides retirement benefits on the basis of a formula based on several factors, including the three highest annual salaries earned by him during his employment with us.

      In February 2004, we entered into a separation agreement with Brent Jensen, our chief financial officer. Pursuant to the agreement, we paid Mr. Jensen $105,000, representing one year of his target bonus under the incentive plan for 2003 as disclosed above, and $12,000 representing the estimated cost of premiums to extend his existing coverage under our health insurance plan for one year. At the same time, we entered into a consulting services agreement with Mr. Jensen pursuant to which we paid him a lump sum of $210,000. The agreement has a term of one year and can be terminated by either Mr. Jensen or us upon fourteen days notice after the first 90 days. In addition, under the separation agreement, we agreed that Mr. Jensen’s unvested stock options would continue to vest on a monthly basis during the term of the consulting agreement and would immediately vest upon the effective termination date of the consulting agreement. Under the terms of the agreement, Mr. Jensen will have 90 days from the termination of the consulting agreement to exercise any remaining options. As of March 27, 2004, Mr. Jensen had 47,847 remaining unvested options.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee oversees the Company’s compensation and benefits policies generally, including the issuance of stock options; evaluating senior executive performance and reviewing the Company’s management succession plan; and overseeing and setting compensation for the Company’s senior executives.

Executive Compensation Policy:

      The board of directors and the Compensation Committee believe that the Company’s executive compensation program should be closely tied to the Company’s short- and long-term performance. The Company has developed a total compensation strategy that ties a significant portion of executive compensation (including for the chief executive officer) to the Company’s financial performance. The Company intends to provide, based on corporate performance and individual executive performance, a competitive total compensation opportunity through the appropriate mix of base salary, incentive pay, equity, and a comprehensive benefits program. In determining an individual executive’s compensation, the committee also takes into account individual experience, job responsibilities and individual performance. The primary objectives of the executive compensation program are to:

•	attract and retain talented and effective executives;

•	foster a commitment to meeting stockholder expectations;

•	align executive performance with the Company’s strategic and operational goals; and

•	motivate executives to achieve long-term business strategies while achieving near-term financial targets.

Components of Executive Compensation Program:

      The Company’s executive compensation program consists of base salary, an annual incentive plan and long-term incentive compensation in the form of stock options. The committee annually reviews each component of compensation and total compensation for the executives of the Company. The review may include a survey of compensation and changes in compensation for similar positions in comparable companies in our industry. In 2003, the committee engaged an independent compensation consultant to provide an evaluation of current executive compensation, including base salary and incentive programs, to review the Company’s equity programs and to make recommendations based on their review.

      Base Salaries: Generally, base salaries for executives are set near the average levels believed by the committee to be sufficient to attract and retain qualified executives and take into account the executives experience, job responsibilities and performance. Base salary adjustments are provided to executive officers based upon an evaluation of each executive’s performance, as well as the performance of the Company as a whole. The committee reviews detailed survey data from a number of independent sources and services regarding the base salaries of executive officers in comparable companies in the electronics industry. In addition, the Committee considers the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and demonstrating leadership.

      Incentive Compensation Plan: The Company maintains a Key Management Incentive Plan (KMIP), which is administered by the Committee, pursuant to which executives are eligible for potential bonuses based upon their ability to achieve pre-determined financial objectives. The financial objectives are determined by the committee and are based upon the Company’s annual financial plan. For fiscal year 2003, the key financial objective was EBITDA (earnings before interest, taxes, depreciation, and amortization). If minimum financial targets are not achieved, no bonus is paid under the plan. At its discretion, the committee may eliminate, reduce or increase the incentive compensation to be paid pursuant to the Plan.

      For fiscal year 2003, the committee established a cash incentive potential under KMIP for the Company’s executives ranging from approximately 40 percent to 100 percent of base salaries. Ms. King, our chief executive officer, received a bonus of $579,000 for 2003 based on a combination of the Company’s achievement of financial goals under the KMIP plan and the committee’s assessment of Ms. King’s performance. Other executives received incentive compensation between 75 percent and 150 percent of the targeted amount, based upon achievement of pre-determined financial objectives under the KMIP and an assessment of their respective individual performance.

      Stock Options: The Company’s stock option program is intended as a long-term incentive plan for executives, managers and other employees within the Company. Option grants are designed to align the interests of officers and employees with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner and to remain employed by the Company. Our Amended and Restated 2000 Equity Incentive Plan provides for the award of incentive stock options to selected employees and the award of nonqualified stock options, restricted stock, stock appreciation rights, bonus rights, and other incentive grants to selected employees, independent contractors and consultants.

      A substantial component of executive compensation is equity based. The executive officers’ and stockholders’ interests can be more closely aligned by creating a strong and direct link between compensation and stockholder value. The Committee believes that equity-based compensation properly balances the rewards for long-term and short-term results. In January, 2004, the board of directors established ownership guidelines for executive officers to further align their interests and objectives with the Company’s stockholders. Under these guidelines, all executive officers are expected to hold the lesser of either (a) Company stock equal in value to two years base salary, or (b) 33 percent or more of the equity granted to them by the Company. Executive officers are expected to be in full compliance within five years.

Compliance with Internal Revenue Code Section 162(m):

      Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to the Company’s chief executive officer and four other highest compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers, except cash bonus awards, in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s plans will be treated as qualified performance-based compensation under Section l62(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the company and our stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee,

James A. Urry, Chairman
David M. Rickey
Dipanjan Deb

COMPARATIVE STOCK PERFORMANCE GRAPH

      The following graph compares the change in the total stockholder return on our common stock against the NASDAQ National Market Composite Index and the Philadelphia Stock Exchange Semiconductor Index from September 24, 2003, the first day our stock was traded on the NASDAQ Stock Market, to December 31, 2003, the last trading day in our fiscal year ended December 31, 2003. The total return to stockholders is measured by dividing (1) the per-share price change for the period by (2) the share price at the beginning of the period. The graph assumes that investments of $100 were made on September 24, 2003 in our common stock and in each of the indexes.

	9/24/2003	9/27/2003	10/25/2003	11/22/2003	12/31/2003

AMIS	100.00	97.01	99.25	92.84	90.95
NASDAQ	100.00	97.20	101.19	102.72	108.66
Philadelphia Semi Index	100.00	97.78	105.44	115.73	116.99

OTHER MATTERS

      Our board of directors does not know of any other matters that may come before the 2004 annual meeting. However, if any other matters are properly presented, it is the intention of the persons named in the accompanying proxy card or in the instructions for authorizing the voting of your shares over the Internet or by telephone to vote, or otherwise act, in accordance with their judgment on such matters.

By order of the board of directors,

/s/ DARLENE E. GERRY
Darlene E. Gerry
Secretary

April 28, 2004

EXHIBIT 1

AMIS HOLDINGS, INC.
a Delaware corporation
(the “Company”)

Audit Committee Charter

Adopted September 4, 2003

Purpose

      The Audit Committee is created by the Board of Directors of the Company to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Specifically, the Audit Committee shall:

•	assist the Board in its oversight of

•	the integrity of the financial statements of the Company;

•	the qualifications, independence and performance of the Company’s independent auditors;

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements;

•	prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Membership

      The Audit Committee shall consist of at least three members comprised solely of independent directors meeting the independence and experience requirements of the Securities and Exchange Commission and applicable stock exchange rules or requirements, subject to any grace periods or exceptions of such rules and requirements. At least one member of the Audit Committee shall be an “audit committee financial expert” within the meaning of Securities and Exchange Commission rules. No member of the Audit Committee may serve on the audit committees of more than two other public companies while serving on the Company’s Audit Committee. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Audit Committee as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Audit Committee.

Authority and Responsibilities

      In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters.

Independent Auditors

•	The Audit Committee has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors of the Company (subject, if applicable, to stockholder ratification), including sole authority to approve all audit engagement fees and terms and permissible non-audit services to be provided by the independent auditors. The independent auditor must report directly to the audit committee. The Audit Committee shall pre-approve the audit services and non-audit services before the accountant is engaged to render such services to be provided by the Company’s independent auditors. In particular, the Audit Committee must pre-approve tax and mergers and acquisitions services, but with respect to tax services may pre-approve them on an annual basis. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

•	The Audit Committee shall review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•	The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review one or more written reports from the Company’s independent auditors:

•	describing the independent auditors’ internal quality-control procedures;

•	describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

•	delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1; and

•	assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

•	actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor.

•	review and evaluate the senior members of the independent auditor team(s), particularly the partners on the audit engagement teams;

•	consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

•	consider on an annual basis whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

•	obtain the opinion of management and the internal auditors of the independent auditors’ performance.

•	The Audit Committee must approve the hiring of any current employee of the independent auditors or any person who has been such an employee within five years of his proposed hire date by the Company.

Internal Auditors

•	At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

•	At least annually, the Audit Committee shall evaluate the performance of the senior officer or officers responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the appointment, responsibilities, retention or termination of such officer or officers.

•	The Audit Committee shall ensure there are no unjustified restrictions or limitations on internal audit activity.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

•	The Audit Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Audit Committee deems it appropriate:

•	the annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-K;

•	the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-Q;

•	any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	related-party transactions and off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

•	the Company’s practices with respect to the use of non-GAAP financial information in its public disclosures; and

•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

•	The Audit Committee shall review, in conjunction with management, the Company’s earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of non-GAAP financial information, in each case before their public release.

•	The Audit Committee shall review any of the Company’s financial information and earnings guidance provided to analysts and ratings agencies, and may review any of the Company’s other financial disclosure, such as earnings press releases, as the Audit Committee or the Chairman deems appropriate.

•	The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

•	The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended, such as:

•	any restrictions on the scope of the independent auditors’ activities or access to requested information;

•	any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

•	any management or internal control letter issued, or proposed to be issued, by the auditors; and

•	any significant disagreements between the Company’s management and the independent auditors.

•	The Audit Committee shall have sole authority over the resolution of any disagreements between management and the independent auditor regarding the Company’s financial reporting.

•	The Audit Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

•	Complaints received by the Company regarding accounting, internal accounting controls or auditing matters shall be directed to both the internal auditor and Chairman of the Audit Committee simultaneously.

•	The Audit Committee shall ensure that the Company has in place a process for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

•	If and when applicable, the Audit Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Reporting to the Board

•	The Audit Committee shall report to the Board as often as necessary or advisable (as determined by the Audit Committee) or as requested by the Board. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the internal audit function, any funding requirements for the outside auditors, Audit Committee and any advisors retained by the Audit Committee to assist it in its responsibilities and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

•	The Audit Committee shall review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee as often as necessary or advisable, as determined by the Audit Committee.

•	The Audit Committee shall perform other activities related to this charter as requested by the Board of Directors.

Procedures

      The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chairman of the Audit Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

      All committee members are expected to attend each meeting, in person or via tele- or video-conference. Meeting minutes will be prepared.

      On a periodic basis, the Audit Committee shall meet separately — with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditors.

      The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility.

      The Audit Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel, independent auditors or external parties, to meet with any members of, or advisors to, the Audit Committee, and the Audit Committee may otherwise seek information from any of the foregoing.

      The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee’s Role

      It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Furthermore, while the Audit Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

AMIS Holdings, Inc.

ANNUAL MEETING OF STOCKHOLDERS

June 10, 2004
2:00 p.m.

Hotel Monaco
15 West 200 South
Salt Lake City, Utah 84101

AMIS Holdings, Inc. 2300 Buckskin Road Pocatello, Idaho 83201	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 10, 2004.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Darlene Gerry and Terri Timberman, (the “Named Proxies”) and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Norwest/Wells Fargo Vers. 1

COMPANY #
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ***EASY ***IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 9, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/amis/ — QUICK ***EASY ***IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 9, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to AMIS Holdings, Inc., c/o Shareowner Services SM , P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ê Please detach here ê

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Dipanjan Deb 02 Christine King 03 David M. Rickey	04 Paul C. Schorr IV 05 Colin L. Slade 06 David Stanton	07 James A. Urry 08 Gregory L. Williams 09 S. Atiq Raza	☐	Vote FOR all nominees (except as marked)			☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of appointment of Ernst & Young LLP as our independent auditors:				☐	For	☐	Against	☐	Abstain

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement for the June 10, 2004 Annual Meeting.

If you plan to attend the annual stockholder meeting on June 10, 2004, please check the box:			☐	Yes, I plan to attend the annual stockholder meeting to be held at 2:00 p.m.on June 10, 2004 at the Hotel Monaco, 15 West 200 South, Salt Lake City, Utah

In their discretion the Named Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box		☐	Indicate changes below:
Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name corporation and title of authorized officer signi proxy.

Norwest/Wells Fargo Vers.1